Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

Subsidiary Name	Jurisdiction of Formation
Arista SA	France
ARSIoane UK Ltd.	U.K.
Asterion Belgium N.V.	Belgium
Asterion Denmark A/S	Denmark
Asterion DM Finland A.B.	Finland
Asterion France S.A.S	France
Asterion International GmbH	Germany
Asterion Sweden A.B.	Sweden
BancTec (Puerto Rico), Inc.	Delaware
BancTec B.V.	Netherlands
BancTec Business Outsourcing SAS	France
BancTec ECM Solutions GmbH	Germany
BancTec Europe Limited	U.K.
BancTec Group LLC	Delaware
BancTec Holding N.V.	Netherlands
BancTec Inc.	Canada
BancTec Inc.	Phillippines
BancTec India Pvt. Ltd.	India
BancTec Intermediate Holding, Inc.	Delaware
BancTec OU	Estonia
BancTec S.A.	France
Banctec TPS India Private Ltd.	India
BancTec Transaktionservice GmbH	Austria
BancTec, Inc.	Delaware
BillSmart Solutions, LLC	Delaware
BTC International Holdings, Inc.	Delaware
BTC Ventures, Inc.	Delaware
Charter Lason, Inc.	Delaware
CorpSource Holdings, LLC	Delaware
Dataforce Interact Holdings Ltd.	U.K.
Dataforce Interact Ltd.	U.K.
Deliverex, LLC	Delaware
DF Property Portfolio Ltd.	U.K.
DFG UK, LLC	Delaware
DFG2 Holdings, LLC	Delaware
DFG2, LLC	Delaware
DocuData Solutions, L.C.	Texas
Drescher Euro-Label Sp Z.o.o.	Poland
Drescher Full-Service Versand GmbH	Germany
Economic Research Services, Inc.	Florida
Exela Enterprise Solutions, Inc.	Delaware
Exela Intermediate Holdings, LLC	Delaware
Exela Intermediate, LLC	Delaware
Exela RE LLC	Delaware
Exela Technologies AB	Sweden

Subsidiary Name	Jurisdiction of Formation
Exela Technologies AS	Norway
Exela Technologies BV	Netherlands
Exela Technologies GmbH	Germany
Exela Technologies Holding GmbH	Germany
Exela Technologies Ibercia S.A.	Spain
Exela Technologies Limited	U.K.
Exela Technologies s.p. z.o.o.	Poland
Exela Technologies, Inc.	Delaware
Fedasco France SAS	France
Fedasco SA	Morocco
FTS Parent Inc.	Delaware
Glo-X, Inc.	Oklahoma
HOV Enterprise Services, Inc.	New Jersey
HOV Global Services Ltd.	U.K.
HOV Services, (Beijing) Ltd.	China
HOV Services, (Nanchang) Ltd.	China
HOV Services, Inc.	Delaware
HOV Services, LLC	Nevada
HOVG, LLC	Nevada
Ibis Consulting, Inc.	Rhode Island
Imagenes Digitales S.A. de C.V.	Mexico
J & B Software, Inc.	Pennsylvania
Kinsella Media, LLC	Delaware
Lason International, Inc.	Delaware
LexiCode Healthcare, Inc.	Phillippines
Managed Care Professionals, LLC	Delaware
Meridian Consulting Group, LLC	Nevada
Novitex Acquisition, LLC	Delaware
Novitex Enterprise Solutions Canada, Inc.	Canada
Novitex Government Solutions, LLC	Delaware
Novitex Holdings, Inc.	Delaware
Novitex Intermediate, LLC	Delaware
O.T. Drescher AG	Switzerland
Orone Belgium SA	Belgium
Orone Contract SARL	Morocco
Pangea Acquisitions, Inc.	Delaware
Plexus Europe Ltd.	U.K.
Promotora de Tecnolgia, S.A. de C.V.	Mexico
RC4 Capital, LLC	Delaware
Recognition de Mexico S.A. de C.V.	Mexico
Recognition Mexico Holding, Inc.	Delaware
Regulus America LLC	Delaware
Regulus Group II LLC	Delaware
Regulus Group LLC	Delaware
Regulus Holding Inc.	Delaware
Regulus Integrated Solutions LLC	Delaware
Regulus West LLC	Delaware
Rust Consulting, Inc.	Minnesota
Rustic Canyon III, LLC	Delaware

Subsidiary Name	Jurisdiction of Formation
S-Corp Philippines, Inc.	Phillippines
SDS Applications Limited	U.K.
SDS Trading Applications Limited	U.K.
Services Integration Group, L.P.	Delaware
SIG-G.P., L.L.C.	Delaware
SourceCorp BPS, Inc.	Delaware
Sourcecorp de Mexico S.A. de C.V.	Mexico
SourceCorp Legal, Inc.	Delaware
SourceCorp Management, Inc.	Texas
SOURCECORP, Inc.	Delaware
SourceHOV Canada	Nova Scotia
SourceHOV HealthCare, Inc.	South Carolina
SourceHOV Holdings, Inc.	Delaware
SourceHOV India Pvt. Ltd.	India
SourceHOV LLC	Delaware
SourceHOV Tax, Inc.	Texas
TRAC Holdings, LLC	Delaware
TRAC, LLC	Nevada
TransCentra FTS Private Ltd.	India
TransCentra, Inc.	Delaware
United Information Services, Inc.	Iowa